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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                     CENTENNIAL SPECIALTY FOODS CORPORATION
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                                TABLE OF CONTENTS

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ARTICLE I
         Registered Office and Registered Agent ..................................................................1

ARTICLE II
         Shareholders' Meetings ..................................................................................1
                  Section 1.        Annual Meetings...............................................................1
                  Section 2.        Special Meetings..............................................................1
                  Section 3.        Notice of Meetings............................................................1
                  Section 4.        Waiver of Notice..............................................................1
                  Section 5.        Quorum and Adjourned Meetings.................................................2
                  Section 6.        Proxies.......................................................................2
                  Section 7.        Voting Record.................................................................2
                  Section 8.        Voting of Shares..............................................................2
                  Section 9.        Closing of Transfer Books.....................................................2
                  Section 10.       Action Without a Meeting......................................................3
                  Section 11.       Telephone Meetings............................................................3
                  Section 12.       Director Nominations..........................................................3
                  Section 13.       New Business..................................................................4

ARTICLE III
         Directors................................................................................................5
                  Section 1.        General Powers................................................................5
                  Section 2.        Number........................................................................5
                  Section 3.        Tenure and Qualifications.....................................................6
                  Section 4.        Election......................................................................6
                  Section 5.        Vacancies.....................................................................6
                  Section 6.        Resignation...................................................................6
                  Section 7.        Removal of Directors..........................................................6
                  Section 8.        Meetings......................................................................6
                  Section 9.        Quorum and Voting.............................................................7
                  Section 10.       Action Without a Meeting......................................................7
                  Section 11.       Telephone Meetings............................................................7
                  Section 12.       Committees of the Board.......................................................7
                  Section 13.       Compensation..................................................................7
                  Section 14.       Presumption of Assent.........................................................8

ARTICLE IV
         Officers ................................................................................................8
                  Section 1.        Officers Designated...........................................................8
                  Section 2.        Elections, Qualification and Term of Office...................................8
                  Section 3.        Powers and Duties.............................................................8
                  Section 4.        Other Officers and Agents.....................................................9
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                  Section 5.        Removal.......................................................................9
                  Section 6.        Salaries......................................................................9

ARTICLE V
         Share Certificates.......................................................................................9
                  Section 1.        Share Certificates............................................................9
                  Section 2.        Consideration for Shares......................................................9
                  Section 3.        Transfers....................................................................10
                  Section 4.        Loss or Destruction of Certificate...........................................10

ARTICLE VI
         Books and Records.......................................................................................10
                  Section 1.        Books of Accounts, Minutes, and Share Register...............................10
                  Section 2.        Copies of Resolutions........................................................10
                  Section 3.        Books of Account.............................................................10
                  Section 4.        Examination of Records.......................................................10

ARTICLE VII
         Corporate Seal..........................................................................................10

ARTICLE VIII
         Loans ..................................................................................................11

ARTICLE IX
         Amendment of Bylaws.....................................................................................11
                  Section 1.        By the Shareholders..........................................................11
                  Section 2.        By the Board of Directors....................................................11

ARTICLE X
         Fiscal Year.............................................................................................11

ARTICLE XI
         Rules of Order..........................................................................................11
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                                     BYLAWS

                                       OF

                     CENTENNIAL SPECIALTY FOODS CORPORATION

                                    ARTICLE I
                     Registered Office and Registered Agent

         The registered office of the corporation shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of the State of Delaware.

                                   ARTICLE II
                             Shareholders' Meetings

         Section 1. Annual Meetings. The annual meeting of the shareholders of this corporation for the purpose of election of directors and for such other business as may come before it, shall be held at the principal office of the corporation in Denver, Colorado, or at such other place within the United States as may be designated by the Board of Directors, on the second Wednesday in June of each and every year, at 10:00 a.m., or on such other day and time as may be specified by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors to be held at such time and place as the Board of Directors may prescribe. Except as may be otherwise provided under Delaware law, shareholders of the corporation, acting in their capacity as such, shall not have the right to call a special meeting of shareholders.

         Section 3. Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) (or in the case of a merger or sale of the Company's assets, the minimum number of days specified by Delaware law), nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 4. Waiver of Notice. Except where expressly prohibited by law or the Certificate of Incorporation, notice of the day, place, hour and purpose or purposes of any shareholders' meeting


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may be waived in writing by any shareholder at any time, either before or after the meeting, and attendance at the meeting in person or by proxy shall constitute a waiver of such notice of the meeting unless such person in attendance asserts, if prior to commencement of such meeting, in writing to the Secretary, or if at the commencement of such meeting, publicly to the Chairman, that proper notice was not given.

         Section 5. Quorum and Adjourned Meetings. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Revocation of a proxy shall not be effective until written notice thereof has been received by the Secretary of the corporation.

         Section 7. Voting Record. At least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which record shall be available for inspection by any shareholder at a place within the city in which the meeting is being held for a period of ten (10) days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.

         Section 8. Voting of Shares. Except as otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in his name on the books of the corporation. In each meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

         Section 9. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days nor less than ten (10) days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring

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such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 9, such determination shall apply to any adjournment thereof.

         Section 10. Action Without a Meeting. The shareholders may take any action which they could properly take at a meeting without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote.

         Section 11. Telephone Meetings. Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         Section 12. Director Nominations. Nominations of candidates for election as directors at any meeting of shareholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any shareholder entitled to vote at such a meeting. Only persons nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as directors at such a meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 12. To be timely a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of a scheduled shareholders' meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice the name, age, business address and residence address of such person, the principal occupation or employment of such person, the class and number of shares of stock of the corporation which are beneficially owned by such person on the date of such shareholder notice and any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Item 4(b) and Item 6 of Schedule 14A; and (b) as to the shareholder giving the notice (i) the name and address as they appear on the corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to by supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at a meeting of the shareholders shall

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furnish to the Secretary of the corporation that information required to be set forth in a notice of shareholder's meeting which pertains to the nominee.

         No person shall be elected as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 12. Ballots bearing the names of all the persons who have been nominated for election as directors at a meeting of the shareholders in accordance with the procedures set forth in this Section 12 shall be provided for use at the meeting.

         The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 12. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 12 in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 12 in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and information requirements of this Section 12. Notwithstanding the procedure set forth in this
Section 12, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of this Section 12. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 12, he shall so declare at the meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 12, he shall so declare at the meeting and the defective nomination shall be disregarded.

         Section 13. New Business. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting by, or at the direction of, the Board of Directors or by any shareholder of the corporation who complies with the notice procedures set forth in this Section 13. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than seventy (70) days' notice or proper public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal

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desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of stock of the corporation which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

         The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 13. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this
Section 13 in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 13 in any material respect, then the Board of Directors may reject such shareholder's proposal. The Secretary of the corporation shall notify a shareholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Section
13. Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 13. If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 13, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 13, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                                   ARTICLE III
                                    Directors

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws under which this corporation is formed or in the Certificate of Incorporation.

         Section 2. Number. The number of directors of the corporation shall be composed of six

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directors. The number of directors may be increased or decreased by a resolution of the Board of Directors or the shareholders, provided that no decrease shall have the effect of shortening the term of any incumbent director and, provided that, the number of directors constituting the full Board of Directors shall not be changed without the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock.

         Section 3. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified unless removed in accordance with Delaware law. Directors need not be residents of any particular state or shareholders of the corporation.

         Section 4. Election. The directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

         Section 5. Vacancies. Except as otherwise provided by law, in case of any vacancy in the Board of Directors, the remaining directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified.

         Section 6. Resignation. Any director may resign at any time by delivering written notice to the Secretary of the corporation.

         Section 7. Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed, with or without cause, by vote of the holders of a majority of shares then entitled to vote at an election of such directors.

         Section 8. Meetings.

         (a) The annual meeting of the Board of Directors shall be held immediately after the annual shareholders' meeting (or any special shareholders' meeting at which a Board of Directors is elected) at the same place as such shareholders' meeting or at such other place and at such time as may be determined by the Board of Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

         (b) Special meetings of the Board of Directors may be called at any time and place upon the call of the Chairman of the Board, President, Secretary, or any two or more directors. Notice of the time and place of each special meeting shall be given by the Secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least three (3) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (ether before or after such meeting) and will be waived by any director by attendance.

         (c) Regular meetings of the Board of Directors shall be held at such place and on such day

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and hour as shall from time to time be fixed by resolution of the Board of
Directors. No notice of regular meetings of the Board of Directors shall be necessary if the time and place thereof shall have been fixed by resolution of the Board of Directors and a copy of such resolution is mailed to each director held at least three (3) days before the first meeting held pursuant thereto.

         (d) At any meeting of the Board of Directors, any business may be transacted, and the Board of Directors may exercise all of its powers.

         Section 9.     Quorum and Voting.

         (a) A majority of the directors in office at the time of any meeting or action of the Board of Directors shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

         (b) At each meeting of the Board of Directors at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         Section 10. Action Without a Meeting. The Board of Directors or a committee thereof may take any action which it could properly take at a meeting without such a meeting if a consent in writing setting forth the action to be taken shall be signed by all the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         Section 11. Telephone Meetings. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         Section 12. Committees of the Board. The Board of Directors, by resolutions adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Conflicts Committee and one or more other committees. Each such committee may exercise the authority of the Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, provided that the authority of each such committee shall be subject to the limitations set forth in Delaware law, as now or hereafter amended. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

         Section 13. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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         Section 14. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                    Officers

         Section 1. Officers Designated. The officers of the corporation shall be the President and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         The Board of Directors may, in its discretion, elect a Chairman of the Board. If a Chairman of the Board has been elected, he shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board of Directors may prescribe.

         Section 2. Elections, Qualification and Term of Office. Each of the officers shall be elected by the Board of Directors. At least two officers of the corporation shall be directors of the corporation. The officers shall be elected by the Board of Directors, to hold office at the pleasure of the Board of Directors.

         Section 3.     Powers and Duties.

         (a) President. The President, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He shall, unless a Chairman of the Board has been elected and is present, preside at meetings of the shareholders and the Board of Directors. The President shall be the Chief Executive Officer of the Corporation, unless the Chairman of the Board has been designated as such by the Board of Directors.

         (b) Vice President. In the absence of the President or his inability to act, the most senior Vice President shall act in his place and stead and shall have all the powers and authority of the President, except as limited by resolution of the Board of Directors. Each Vice President shall perform such other duties as are assigned by the Board of Directors.

         (c) Secretary. The Secretary shall: keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the President, or Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the

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stock transfer books of the corporation; and in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

         (d) Treasurer. Subject to the direction and control of the Board of Directors, the Treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same; and, at the expiration of his term of office, he shall turn over to his successor all property of the corporation in his possession. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the corporation in such depositories as may be designated by the Board of Directors. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

         Section 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their office for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors.

         Section 5. Removal. The Board of Directors shall have the right to remove any officer whenever in its judgment the best interest of the corporation will be served thereby. Such removal shall be without prejudice to any contract rights of the person so removed.

         Section 6. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

                                    ARTICLE V
                               Share Certificates

         Section 1. Share Certificates. Share Certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, attested by the Secretary, or an Assistant Secretary, and sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used, as permitted by law. Every share certificate shall state:

         (i) The corporation is organized under the laws of the State of Delaware;

         (ii) The name of the person to whom issued;

         (iii) The number, class and series (if any) of shares which this certificate represents; and

         (iv) If the corporation is authorized to issue shares of more than one class, that upon request and without charge, the corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class.

         Section 2. Consideration for Shares. Shares of this corporation may be issued for such consideration expressed in dollars (not less than par, if the shares have par value) as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid in whole or in part in cash, promissory notes, services performed, contracts for services to be performed or other tangible or intangible property. The reasonable charges and expenses of

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organization or reorganization and the reasonable expenses of and compensation for the sale or underwriting of its shares may be paid or allowed by the corporation out of the consideration received by it in payment of its shares without rendering the shares not fully paid or assessable.

         Section 3. Transfers. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

         Section 4. Loss or Destruction of Certificate. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors or the Secretary or Treasurer.

                                   ARTICLE VI
                                Books and Records

         Section 1. Books of Accounts, Minutes, and Share Register. The corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

         Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

         Section 3. Books of Account. The corporation shall keep appropriate and complete books of account.

         Section 4. Examination of Records. Upon presenting a written demand requesting examination and providing a detailed statement of the purpose of such examination, any shareholder of record or holder of record of voting trust certificates for shares of the corporation for at least six (6) months, or any holder of record of or the holder of record of voting trust certificates for at least 5% of the outstanding shares of the corporation, shall have the right to examine for any proper purpose, in person or by his or her attorney or agent, during usual business hours, the corporation's list of its shareholders, relevant records of accounts and minutes of meetings and make extracts therefrom.

                                   ARTICLE VII
                                 Corporate Seal

         The Board of Directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words "corporate seal".


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                                  ARTICLE VIII
                                      Loans

         The corporation may not lend money to or guarantee the obligation of a director of the corporation unless first approved in the manner required by Delaware law.

                                   ARTICLE IX
                               Amendment of Bylaws

         Section 1. By the Shareholders. Neither these Bylaws nor any provision herein may be amended, altered, or repealed by the shareholders of the corporation, nor shall any provision of these Bylaws of the corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five (75%) of the issued and outstanding shares of Common Stock.

         Section 2. By the Board of Directors. These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board.

                                    ARTICLE X
                                   Fiscal Year

         The fiscal year of the corporation shall be set by resolution of the Board of Directors.

                                   ARTICLE XI
                                 Rules of Order

         The Board of Directors may adopt rules of procedure to govern any meeting of shareholders or directors to the extent not inconsistent with law, the corporation's Certificate of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rule of procedure adopted by the Board of Directors, the Chairman of the Board shall make all decisions regarding such procedure for any meeting.


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